Exhibit 23.1

KPMG LLP Suite 4000 1735 Market Street Philadelphia, PA 19103-7501

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 29, 2024, with respect to the financial statements of Verrica Pharmaceuticals Inc., incorporated herein by reference.

/s/ KPMG LLP

Philadelphia, Pennsylvania

November 6, 2024

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with

KPMG International Limited, a private English company limited by guarantee.